                               CONSENT OF EXPERT

    The undersigned hereby consents to the use of his report entitled "Technical Assessment RODI Diesel Engine" submitted January 13, 1997, in Form SB-2 of RODI Power Systems, Inc., and to the reference to the undersigned in the Section entitled "Experts" appearing in Form SB-2.

                     -------------------------------------------
                                      D.T. Marks

Dated: June 18,
1997